                                                                       EXHIBIT 5


            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                               December 18, 1998

GeoCities
4499 Glencoe Avenue
Marina Del Rey, CA  90292

          Re:  GeoCities - Registration Statement for the
               Offering of an Aggregate of 215,105 shares of Common Stock

Dear Ladies and Gentlemen:

     We have acted as counsel to GeoCities, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 215,105 shares of common stock and related stock options (the "Shares") under
(i) the Starseed, Inc. 1998 Stock Option/Stock Issuance Plan (the "Plan") as assumed by GeoCities on December 4, 1998 in connection with the merger between Starseed, Inc. and a wholly-owned GeoCities subsidiary.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements duly authorized under the Plan and the stock option assumption agreements issued by GeoCities and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                        Very truly yours,


                                        /s/ BROBECK, PHLEGER & HARRISON LLP
                                        ------------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP